Exhibit 99.1
NEWS RELEASE
     FOR IMMEDIATE RELEASE
PeopleSupport Reports Second Quarter 2008 Financial Results
LOS ANGELES, CA (August 4, 2008) – PeopleSupport, Inc. (Nasdaq: PSPT), a leading offshore business process outsourcing (BPO) provider, today announced financial results for its second quarter ended June 30, 2008. Revenues for the second quarter were $36.4 million, a 6% increase from $34.3 million in the second quarter of 2007. Income loss from operations for the second quarter was $0.7 million, as compared to income from operations of $0.5 million in the year-ago quarter. Net loss was $1.3 million, or a loss of $0.06 per diluted share based on 20.2 million diluted weighted average shares outstanding, compared to a net income of $3.9 million, or $0.16 per diluted share based on 24.0 million diluted weighted average shares outstanding in the same quarter last year.
Second quarter 2008 cost of revenues was $25.3 million or 70% of revenues, as compared to $24.0 million or 70% of revenues in the year-ago quarter. Second quarter 2008 operating margins were negative 1.9%, as compared to a positive 1.5% in the year-ago quarter. Operating margins were impacted by increased employee compensation costs, facility costs, and the Philippine Peso appreciation compared to a year-ago, on average.
The appreciation of the Philippine Peso against the U.S. dollar, including the impact of our foreign exchange hedge, compared to a year-ago reduced PeopleSupport Inc.’s second quarter 2008 operating income by an estimated $2.3 million, and operating margins by approximately 6% compared to the second quarter of 2007. Non-cash, stock-based compensation expense was $1.6 million in the second quarter, compared to $1.4 million in the year-ago quarter, further reducing operating margins by 4.5% in the second quarter of 2008 and 5.0% in the second quarter of 2007.
Net cash provided by operating activities for the quarter was negative $0.8 million. Net cash used for financing activities included $21.7 million in the acquisition of PeopleSupport’s common stock as a part of the Company’s second $25 million common stock repurchase program, which was started in the first quarter and completed in the second quarter. Capital expenditures were $0.7 million in the second quarter of 2008, as compared to $3.1 million in the second quarter of 2007. As of June 30, 2008, PeopleSupport had $114.1 million in cash and cash equivalents and marketable securities and no debt.
In July 2008, PeopleSupport sold its interest in its undeveloped property in Manila and expects cash proceeds of approximately $12 million net of estimated taxes and expenses.
About PeopleSupport
PeopleSupport, Inc. (Nasdaq: PSPT), is a leading offshore business process outsourcing (BPO) provider that offers customer management, transcription and captioning and additional BPO services for global enterprise clients. From its world-class service delivery centers in the Philippines and Costa Rica, PeopleSupport offers high performance services with deep industry domain knowledge and expertise, resulting in customizable and best practice solutions. By delivering high quality services from offshore locations, PeopleSupport’s service delivery centers reduce costs, improve performance and increase revenues. A majority of PeopleSupport’s services are performed in the Philippines, where PeopleSupport is one of the largest outsourcing companies, employing approximately 8,000 college-educated, fluent English speaking personnel. Headquartered in Los Angeles, California, with approximately 8,500 employees worldwide, PeopleSupport serves clients in a variety of industries, such as travel, consumer, financial services, healthcare, insurance, technology, telecommunications, entertainment and education. For more information, visit www.peoplesupport.com.

PeopleSupport Contacts:
Peter Hargittay
Head of Marketing & Investor Relations
T: 310.824.6182
F: 310.824.6299
phargittay@peoplesupport.com
www.peoplesupport.com
Joele Frank / Jamie Moser / Marin Kaleya
Joele Frank, Wilkinson Brimmer Katcher
T: (212) 355-4449
F: (212) 355-4554

PEOPLESUPPORT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share amounts)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$84,269	$78,403
Marketable securities	5,813	19,996
Accounts receivable, net of allowance for doubtful accounts of $375 and $329	18,446	19,206
Land held for sale	6,948	—
Prepaid expenses and other current assets	4,417	17,149

Total current assets	119,893	134,754
Property and equipment, net	24,085	33,761
Marketable securities	24,028	23,326
Deferred tax assets	3,292	23,366
Goodwill and other intangible assets, net	8,182	8,267
Other non-current assets	2,425	9,736

Total assets	$181,905	$233,210

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,933	$2,446
Accrued compensation	5,128	4,218
Accrued liabilities	5,626	6,965
Deferred revenue	2,797	5,252
Deferred tax liabilities	850	4,205
Derivative liabilities	4,647	—
Other current liabilities	23	66
Total current liabilities	21,004	23,152
Deferred rent	3,028	2,580
Other non-current liabilities	38	47

Total liabilities	24,070	25,779

Commitments and contingencies
Stockholders’ equity:
Common stock; $0.001 par value; authorized 87,000 shares; 19,034 and 21,599 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	19	22
Additional paid-in capital	175,031	195,472
Retained earnings (deficit)	(13,433)	10,700
Accumulated other comprehensive income (loss)	(3,782)	1,237

Total stockholders’ equity	157,835	207,431

Total liabilities and stockholders’ equity	$181,905	$233,210

PEOPLESUPPORT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME
(Unaudited, in thousands, except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues	$36,375	$34,328	$72,095	$67,925
Cost of revenues	25,269	23,985	49,103	45,679
Selling, general and administrative	9,234	7,491	17,599	15,849
Depreciation and amortization	2,582	2,334	5,197	4,795

(Loss) income from operations	(710)	518	196	1,602
Interest income, net	881	1,530	2,113	3,003
Other (expense) income	(1,239)	2,115	(7,701)	3,238

(Loss) income before provision for income taxes	(1,068)	4,163	(5,392)	7,843
Income tax provision	(203)	(256)	(17,712)	(72)

Net (loss) income	$(1,271)	$3,907	$(23,104)	$7,771

Basic (loss) earnings per share	$(0.06)	$0.17	$(1.11)	$0.33
Diluted (loss) earnings per share	$(0.06)	$0.16	$(1.11)	$0.32
Basic weighted average shares outstanding	20,219	23,561	20,878	23,531
Diluted weighted average shares outstanding	20,219	24,025	20,878	24,197

PEOPLESUPPORT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2008	2007
OPERATING ACTIVITIES
Net (loss) income	$(23,104)	$7,771
Adjustments to reconcile net (loss) income to net cash provided by operating activities:

Depreciation and amortization	5,197	4,795
Allowance for doubtful accounts	27	588
Stock-based compensation expense	3,315	2,515
Amortization of deferred compensation costs	—	171
Unrealized loss on derivatives	5,868	—
Deferred income taxes	16,718	(612)
Tax benefits from employee stock option exercises	—	(37)
Changes in operating assets and liabilities:
Accounts receivable	734	(2,643)
Prepaid expenses and other assets	13,952	(1,187)
Accounts payable and accrued liabilities	(1,066)	(1,352)
Deferred rent	416	467
Deferred revenue	(2,462)	1,623

Net cash provided by operating activities	19,595	12,099

INVESTING ACTIVITIES
Proceeds from sale/maturities of marketable securities	24,726	58,951
Purchases of marketable securities	(11,475)	(62,411)
Purchases of property and equipment	(2,181)	(17,434)

Net cash (used for) provided by investing activities	11,070	(20,894)

FINANCING ACTIVITIES
Payments of capital lease obligation	(10)	(29)
Tax benefits from employee stock option exercises	—	37
Proceeds from the exercise of stock options	355	361
Repurchase of common stock	(25,144)	—
Public offering costs	—	(168)

Net cash provided by (used for) financing activities	(24,799)	201
Effect of exchange rate changes on cash	—	(4)

Net increase (decrease) in cash and cash equivalents	5,866	(8,598)
Cash and cash equivalents, beginning of period	78,403	80,880

Cash and cash equivalents, end of period	$84,269	$72,282

NON-CASH ACTIVITIES
Unrealized holding gains (losses) on marketable securities	$(230)	$(525)
Non-cash other comprehensive income adjustment for pension liabilities	(163)	$(26)